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                                                                     Exhibit 1.1




                                  METLIFE, INC.

                                 DEBT SECURITIES

                             UNDERWRITING AGREEMENT

                                                               November 19, 2001

To the Representatives of the several
Underwriters named in the respective
Pricing Agreements hereinafter described


Ladies and Gentlemen:

         From time to time, MetLife, Inc., a Delaware corporation (the "Company"), proposes to enter into one or more Pricing Agreements (each a "Pricing Agreement") in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in
Schedule I to the applicable Pricing Agreement (the "Underwriters" with respect to such Pricing Agreement and the securities specified therein) the principal amount of its securities or aggregate number of shares identified in Schedule I to the applicable Pricing Agreement (the "Securities" with respect to such Pricing Agreement).

         The terms and rights of any particular issuance of Securities shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the Senior Indenture or Subordinated Indenture, in each case as supplemented by one or more Supplemental Indentures (each such Senior Indenture or Subordinated Indenture, as so supplemented, an "Indenture") or the Amended and Restated Certificate of Incorporation of the Company (including the applicable Certificate of Designation), as applicable (each a "Securities Agreement"), and identified in such Pricing Agreement.

         Particular sales of Securities may be made from time to time to the Underwriters of such Securities, for whom the firms designated as representatives of the Underwriters of such Securities in the Pricing Agreement relating thereto will act as representatives (the "Representatives"). The term "Representatives" also refers to a single firm acting as sole representative of the Underwriters and to Underwriters who act without any firm being designated as their representative. This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any of the Underwriters to purchase the Securities. The obligation of the Company to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Securities specified therein.

         Each Pricing Agreement shall specify the aggregate principal amount of such Securities or the total number of shares, as the case may be, the initial public offering price of such Securities, the purchase price to the Underwriters of such Securities, the names of the Underwriters of such Securities, the names of the Representatives of such Underwriters and the principal amount or number of shares of such Securities to be purchased by each Underwriter.

         In addition, such Pricing Agreement shall set forth the date, time and manner of delivery of such Securities and payment therefor. Such Pricing Agreement shall also specify (in a manner not inconsistent with the applicable Securities Agreements and the registration statement and prospectus with respect thereto) the terms of such Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

         1. Representations and Warranties. The Company represents and warrants to the Underwriters as of the date hereof and as of the Closing Date (as hereinafter defined), and agrees with, each of the Underwriters, as follows:

                  (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-61282) under the Securities Act of 1933, as amended (the "Act"), which has

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become effective, for the registration under the Act of the Securities. The
Company meets the requirements for use of Form S-3 under the Act. No stop order suspending the effectiveness of the registration statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Company proposes to file with the Commission pursuant to Rule 424 under the Act a supplement or supplements to the form of prospectus included in such registration statement relating to the Securities and the plan of distribution thereof. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the "Registration Statement"; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the "Base Prospectus"; and such supplemented form of prospectus, in the form in which it shall first be filed with the Commission pursuant to Rule 424 (including the Base Prospectus as so supplemented), is hereinafter called the "Final Prospectus." Any preliminary form of the Final Prospectus which has heretofore been filed pursuant to Rule 424 is hereinafter called the "Preliminary Prospectus." Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date of this Agreement, or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference; each Preliminary Prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act and the rules thereunder and each Preliminary Prospectus and the Final Prospectus delivered to the Representatives for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

                  (b) As of the date hereof, when the Final Prospectus is first filed or transmitted for filing pursuant to Rule 424 under the Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Final Prospectus is filed with the Commission and at the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, and, in the case of Securities issued pursuant to an Indenture, such Indenture, will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the Exchange Act and the respective rules thereunder and (ii) neither the Registration Statement, as amended as of any such time, nor the Final Prospectus, as amended or supplemented as of any such time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustees (the "Form T-1s") or (ii) the information contained in or omitted from the Registration Statement, the Final Prospectus or the Preliminary Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information relating to such Underwriter or the underwriting arrangements furnished in writing to the Company by any Underwriter expressly for use in the Registration Statement and the Final Prospectus;

                  (c) Each document incorporated or deemed to be incorporated by reference in the Registration Statement and the Final Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the Act or the Exchange Act, as applicable, and, when read together with the other information in the Final Prospectus, at the time the Registration Statement became effective, at the time the Final Prospectus was issued and at the Closing Date did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (d) Neither the Company nor any of its subsidiaries listed on Annex II hereto (the "Significant Subsidiaries" and, individually, a "Significant Subsidiary") has sustained since the date of the latest audited financial statements included or incorporated by reference in the Final Prospectus any loss or interference material to the business of the Company and its Significant Subsidiaries considered as a whole, other than as described in or contemplated by the Final

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Prospectus, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, since the respective dates as of which information is given in the Registration Statement and the Base Prospectus, otherwise than as described or contemplated in the Final Prospectus, there has not been any (i) material addition, or development involving a prospective material addition, to the liability of Metropolitan Life Insurance Company ("MetLife") for future policy benefits, policyholder account balances and other claims, other than in the ordinary course of business, (ii) material decrease in the surplus of MetLife or material change in the capital stock or other ownership interests (other than issuances of common stock upon the exercise of outstanding employee stock options or pursuant to existing employee compensation plans or on the conversion or exchange of convertible or exchangeable securities outstanding on the date of the applicable Pricing Agreement) of the Company or any Significant Subsidiary or any material increase in the long-term debt of the Company or its subsidiaries, considered as a whole, or (iii) material adverse change, or development involving a prospective material adverse change, in or affecting the business, financial position, reserves, surplus, equity or results of operations (in each case considered either on a statutory accounting or U.S. generally accepted accounting principles ("GAAP") basis, as applicable) of the Company and its subsidiaries considered as a whole;

                  (e) The Company and each Significant Subsidiary has good and marketable title in fee simple to all material real property and good and marketable title to all material personal property owned by it, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Final Prospectus or such as would not have a material adverse effect on the business, financial position, equity, reserves, surplus or results of operations of the Company and its subsidiaries, considered as a whole ("Material Adverse Effect"), and do not materially interfere with the use made and proposed to be made of such property by the Company or any Significant Subsidiary, and any material real property and material buildings held under lease by the Company or any of its subsidiaries are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and currently proposed to be made of such property and buildings by the Company or any Significant Subsidiary;

                  (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Final Prospectus and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and good standing, except to the extent that the failure to be so qualified and in good standing would not have a Material Adverse Effect; there are no subsidiaries of the Company that are material to the Company considered as a whole which are not listed on Annex II hereto; and each Significant Subsidiary has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Final Prospectus; and each Significant Subsidiary is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and good standing, except to the extent that the failure to be so qualified and in good standing would not have a Material Adverse Effect;

                  (g) The Company has the corporate power and authority to execute and deliver this Agreement, the applicable Pricing Agreements, the applicable Securities Agreements and the Securities and to consummate the transactions contemplated hereby and thereby;

                  (h) The Company has an authorized capitalization as set forth and described in the Final Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company; except as disclosed in the Final Prospectus, there are no outstanding options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into or any contracts or commitments to sell shares of the Company's capital stock or any such options, rights, warrants, convertible securities or obligations; the description of the Company's stock option and purchase plans and the options or other rights granted and exercised thereunder set forth in the Final Prospectus accurately and fairly describe the information required to be shown with respect to such plans, arrangements, options and rights; except as disclosed in the Final Prospectus, there are no rights of any person, corporation or other entity to require registration of any shares of common stock or any other securities of the Company in connection with the filing of the Registration Statement

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and the issuance and sale of the Securities to the Underwriters pursuant to this
Agreement and the applicable Pricing Agreements; and all of the issued shares of capital stock or other ownership interests of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable and (except as described in the Final Prospectus and except for directors' qualifying shares) are owned directly or indirectly by the Company free and clear of all liens, encumbrances, equities or claims;

                  (i) The Securities have been duly authorized and, when the Securities are issued and delivered pursuant to this Agreement and the applicable Pricing Agreements, such Securities will have been duly executed, authenticated, issued and delivered (and, in the case of Securities representing capital stock of the Company, will be fully paid and nonassessable) and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits provided by the applicable Securities Agreements; such Securities Agreements have been duly authorized, executed and delivered by the Company and, in the case of Securities issued pursuant to an Indenture, such Indenture has been duly qualified under the Trust Indenture Act and, on the Closing Date (as hereinafter defined) for any Securities, each Securities Agreement will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, moratorium and other similar laws relating to or affecting creditors' rights generally and to general principles of equity; and the Securities will be substantially in the form contemplated by the applicable Securities Agreements, and the Securities and the applicable Securities Agreements conform in all material respects to the descriptions thereof contained in the Final Prospectus;

                  (j) Each Significant Subsidiary that is required to be organized or licensed as an insurance company in its jurisdiction of incorporation (an "Insurance Subsidiary") is duly organized and licensed as an insurance company in its respective jurisdiction of incorporation and is duly licensed or authorized as an insurer in each other jurisdiction where it is required to be so licensed or authorized to conduct its business, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; except as otherwise described in the Final Prospectus, each Insurance Subsidiary has all other approvals, orders, consents, authorizations, licenses, certificates, permits, registrations and qualifications (collectively, the "Approvals") of and from all insurance regulatory authorities to conduct its business, with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that could reasonably be expected to lead to any revocation, termination or suspension of any such Approval, the revocation, termination or suspension of which would have, individually or in the aggregate, a Material Adverse Effect; and, to the knowledge of the Company, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent which would have, individually or in the aggregate, a Material Adverse Effect;

                  (k) The Company and each Significant Subsidiary has all necessary Approvals of and from, and has made all filings, registrations and declarations (collectively, the "Filings") with, all insurance regulatory authorities, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, which are necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Final Prospectus, except where the failure to have such Approvals or to make such Filings would not have, individually or in the aggregate, a Material Adverse Effect; to the knowledge of the Company, the Company and each Significant Subsidiary is in compliance with all applicable laws, rules, regulations, orders, by-laws and similar requirements, including in connection with registrations or memberships in self-regulatory organizations, and all such Approvals and Filings are in full force and effect and neither the Company nor any Significant Subsidiary has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Approval or otherwise impose any limitation on the conduct of the business of the Company or any Significant Subsidiary, except as described in the Final Prospectus or except for any such suspension, revocation or limitation which would not have, individually or in the aggregate, a Material Adverse Effect;

                  (l) Each Insurance Subsidiary is in compliance with and conducts its businesses in conformity with all applicable insurance laws and regulations of its respective jurisdiction of incorporation and the insurance laws and regulations of other jurisdictions which are applicable to it, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect;

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                  (m) Each Significant Subsidiary which is engaged in the
business of acting as a broker-dealer or an investment advisor (respectively, a "Broker-Dealer Subsidiary" and an "Investment Advisor Subsidiary") is duly licensed or registered as a broker-dealer or investment advisor, as the case may be, in each jurisdiction where it is required to be so licensed or registered to conduct its business, in each case, with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; each Broker-Dealer Subsidiary and each Investment Advisor Subsidiary has all other necessary Approvals of and from all applicable regulatory authorities, including any self-regulatory organization, to conduct its businesses, in each case with such exceptions, as would not have, individually or in the aggregate, a Material Adverse Effect; except as otherwise described in the Final Prospectus, none of the Broker-Dealer Subsidiaries or Investment Advisor Subsidiaries has received any notification from any applicable regulatory authority to the effect that any additional Approvals from such regulatory authority are needed to be obtained by such subsidiary in any case where it could be reasonably expected that (x) any of the Broker-Dealer Subsidiaries or Investment Advisor Subsidiaries would in fact be required either to obtain any such additional Approvals or cease or otherwise limit engaging in certain business and (y) the failure to have such Approvals or limiting such business would have a Material Adverse Effect; and each Broker-Dealer Subsidiary and each Investment Advisor Subsidiary is in compliance with the requirements of the broker-dealer and investment advisor laws and regulations of each jurisdiction which are applicable to such subsidiary, and has filed all notices, reports, documents or other information required to be filed thereunder, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect;

                  (n) The issue and sale of the Securities pursuant to any Pricing Agreement, and compliance by the Company with all of the provisions of the Securities, the applicable Securities Agreements, this Agreement and any Pricing Agreement, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, or which affects the validity, performance or consummation of the transactions contemplated by this Agreement, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or any of its Significant Subsidiaries or any statute or any order, rule or regulation of any court or insurance regulatory authority or other governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties, in each case other than such breaches, conflicts, violations, or defaults which (other than a violation of the certificate of incorporation or by-laws or similar organizational documents of the Company or a Significant Subsidiary), individually or in the aggregate, would not have a Material Adverse Effect and would not adversely affect the validity or performance of the Company's obligations under the Securities, the applicable Securities Agreements, this Agreement and any Pricing Agreement, and no Approval of or Filing with any such court or insurance regulatory authority or other governmental agency or body is required for the issue or sale of the Securities, except (i) the registration under the Act of the Securities and (ii) such Approvals or Filings as may be required under the Trust Indenture Act or state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

                  (o) Other than as set forth in the Final Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject, challenging the transactions contemplated by this Agreement or which, if determined adversely to the Company or its subsidiaries, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                  (p) Neither the Company nor any Significant Subsidiary is in violation of any of its certificate of incorporation or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, which violation or default would have, individually or in the aggregate, a Material Adverse Effect;

                  (q) The statements set forth in the Final Prospectus under the captions "Description of Debt Securities" and "Description of the Senior Notes", insofar as they purport to constitute a summary of the terms of the Securities, under the caption "Underwriting", and under the captions "Business-Regulation", "Business-Competition" and

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"Legal Proceedings", which have been incorporated therein by reference to the
Company's Annual Report on Form 10-K for the year ended December 31, 2000, as updated by the Final Prospectus, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;

                  (r) The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, together with the related schedules and notes, comply in all material respects with the requirements of the Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position, the results of operations and the changes in cash flows of such entities in conformity with GAAP at the respective dates or for the respective periods to which they apply; and such financial statements and related notes and schedules, if any, have been prepared in accordance with GAAP consistently applied throughout the periods involved, except for any normal year-end adjustments and except as described therein;

                  (s) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

                  (t) Neither the Company nor any Significant Subsidiary is an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations thereunder, although certain separate accounts of MetLife and certain Insurance Subsidiaries are required to register as investment companies under the Investment Company Act;

                  (u) This Agreement and the applicable Pricing Agreements with respect to the applicable Securities have been duly authorized, executed and delivered by the Company;

                  (v) There are no contracts or documents which are required to be described in the Registration Statement, the Final Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required; and

                  (w) None of the Company or its subsidiaries or, to the best of their knowledge, any of their directors, officers or affiliates, has taken or will take, directly or indirectly, any action designed to, or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities in violation of Regulation M under the Exchange Act.

         2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in
Schedule II to the applicable Pricing Agreement the principal amount or number of shares of the Securities set forth opposite such Underwriter's name in
Schedule I to the applicable Pricing Agreement.

         3. Delivery and Payment. Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in definitive form to the extent practicable, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter at the office, on the date and at the time specified in the applicable Pricing Agreement (or such later date not later than five business days after such specified date as the Representatives shall designate), which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 8 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Underwriters for the respective accounts of the several Underwriters against payment by the several Representatives of the purchase price thereof by wire transfer of Federal (same-day) funds to the account specified by the Company or as otherwise set forth in the applicable Pricing Agreement.

         4. Company Covenants. The Company agrees with each of the Underwriters of any Securities:

                  (a) To prepare the Final Prospectus as amended and supplemented in relation to the applicable Securities in a form approved by the Representatives and to file timely such Final Prospectus pursuant to Rule 424(b) under

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the Act; to make no further amendment or any supplement to the Registration
Statement or Final Prospectus as amended or supplemented after the date of the Pricing Agreement relating to the applicable Securities and prior to the Closing Date for such Securities unless the Representatives for such Securities shall have had a reasonable opportunity to review and comment upon any such amendment or supplement prior to any filing thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Final Prospectus or any amended Final Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Securities and, during such same period, to advise the Representatives, promptly after it receives notice thereof, of (i) the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Final Prospectus, (ii) the suspension of the qualification of such Securities for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose, or
(iii) any request by the Commission for the amending or supplementing of the Registration Statement or Final Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Final Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

                  (b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify such Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for so long as may be necessary to complete the distribution of such Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject;

                  (c) To furnish the Underwriters with copies of the Final Prospectus (including as it may be amended or supplemented) in such quantities as the Representatives may from time to time reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of such Securities, and if at such time any event shall have occurred as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Final Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Final Prospectus or to file under the Exchange Act any document incorporated by reference in the Final Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon their request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Final Prospectus or a supplement to the Final Prospectus which will correct such statement or omission or effect such compliance; and the Final Prospectus and any amendments or supplements thereto furnished to the Representatives shall be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

                  (d) To make generally available to securityholders of the Company as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule
158);

                  (e) During the period beginning from the date of the Pricing Agreement for any Securities and continuing to and including the latter of (i) the termination of trading restrictions for such Securities, of which the Company shall be notified by the Representatives or their counsel, and (ii) the Closing Date for such Securities, not to offer, sell, contract to sell or otherwise dispose of any securities of the Company (other than pursuant to employee stock option plans existing, or on the conversion or exchange of convertible or exchangeable securities outstanding on the date of such Pricing Agreement) which are substantially similar to such Securities, without the prior written consent of the Representatives, which consent shall not be unreasonably withheld; and

                  (f) During a period of five years from the effective date of the Registration Statement, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to stockholders of the Company, and to deliver to the Representatives (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which the Securities or any class of securities of the Company is listed (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission), and (ii) such additional, nonconfidential information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request.

         5. Fees and Expenses. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of counsel and accountants to the Company in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Base Prospectus, any Preliminary Prospectus and the Final Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, any Pricing Agreement, any Securities Agreement, any Agreement among Underwriters, any Blue Sky Survey and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws and insurance securities laws as provided in Section 4(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky Survey; (iv) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. ("NASD") of the terms of the sale of the Securities;
(v) any fees charged by securities rating services for rating the Securities;
(vi) the cost of preparing the Securities; (vii) the fees and expenses of any trustee, paying agent or transfer agent and the fees and disbursements of counsel for any such trustee, paying agent or transfer agent in connection with a Securities Agreement and the Securities issued pursuant to any Securities Agreement; (viii) any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Securities; and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder which are not otherwise specifically provided for in this Section. Except as provided in this Section, and Sections 7 and 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

         6. Conditions to Underwriters' Obligations. The obligations of the Underwriters of any Securities under the Pricing Agreement relating to such Securities shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof are, at and as of the Closing Date for such Securities, true and correct, the condition that the Company shall have performed all of its obligations hereunder to be performed at or before the Closing Date, and the following additional conditions:

                  (a) The Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives' reasonable satisfaction;

                  (b) Debevoise & Plimpton, counsel for the Underwriters, shall have furnished to the Underwriters such written opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Securities being delivered on such Closing Date, the Registration Statement and the Final Prospectus, and such other related matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (c) Gary A. Beller, Senior Executive Vice-President and General Counsel of the Company, shall have furnished to the Underwriters his written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, to the effect that:

                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Final Prospectus;

                  (ii) The Company has the corporate power and authority to execute and deliver this Agreement, the applicable Pricing Agreements, the applicable Securities Agreements and the Securities and to consummate the transactions contemplated hereby and thereby;

                  (iii) This Agreement, the applicable Pricing Agreements, the applicable Securities Agreements and the Securities have been duly authorized, executed and delivered by the Company;

                  (iv) The Company has an authorized capitalization as set forth and described in the Final Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company; securityholders of the Company have no preemptive or other similar rights with respect to the Securities arising out of the certificate of incorporation or the by-laws of the Company or the Delaware General Corporation Law ("DGCL"); except as disclosed in the Final Prospectus, there are no rights of any person, corporation or other entity to require registration of any securities in connection with the filing of the Registration Statement and the issuance and sale of the Securities to the Underwriters pursuant to this Agreement and the applicable Pricing Agreements; the Securities to be issued and sold to the Underwriters pursuant to this Agreement, the applicable Pricing Agreements and the applicable Securities Agreements conform in all material respects to the description thereof contained in the Final Prospectus;

                  (v) Each Significant Subsidiary has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation, with the corporate power and authority to own its properties and conduct its business as described in the Final Prospectus; and all issued shares of capital stock or other ownership interests of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and (except as described in the Final Prospectus and except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than any lien, encumbrance, equity or claim which would not have a Material Adverse Effect;

                  (vi) The Company and each Significant Subsidiary has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified and in good standing would not have a Material Adverse Effect;

                  (vii) Each Insurance Subsidiary is duly organized and licensed as an insurance company in its jurisdiction of incorporation, and is duly licensed or authorized as an insurer in each other jurisdiction where it is required to be so licensed or authorized to conduct its business as described in the Final Prospectus, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; except as otherwise described in the Final Prospectus, each Insurance Subsidiary has all other Approvals of and from all insurance regulatory authorities to conduct its business, with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; to such counsel's knowledge, there is no pending or threatened action, suit, proceeding or investigation that could reasonably be expected to lead to any revocation, termination or suspension of any such Approval, the revocation, termination or suspension of which would have, individually or in the aggregate, a Material Adverse Effect; and, to such counsel's knowledge, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent which would have, individually or in the aggregate, a Material Adverse Effect;

                  (viii) The Company and each Significant Subsidiary has all necessary Approvals of and from, and has made all Filings with, all insurance regulatory authorities, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, which are necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Final Prospectus, except where the failure to have such Approvals or to make such Filings would not have, individually or in the aggregate, a Material Adverse Effect; to such counsel's knowledge, all such Approvals and Filings are in full force and effect and neither the Company nor any Significant Subsidiary has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Approval or otherwise impose any limitation on the conduct of the business of the Company or any Significant Subsidiary, except as described in the Final Prospectus or except for any such suspension, revocation or limitation which would not have, individually or in the aggregate, a Material Adverse Effect;

                  (ix) Each Broker-Dealer Subsidiary and each Investment Advisor Subsidiary is duly licensed or registered as a broker-dealer or investment advisor, as the case may be, in each jurisdiction where it is required to be so licensed or registered to conduct its business, in each case, with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; each Broker-Dealer Subsidiary and each Investment Advisor Subsidiary has all other necessary Approvals of and from all applicable regulatory authorities, including any self-regulatory organization, to conduct its business, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect; except as otherwise described in the Final Prospectus, to such counsel's knowledge, no Broker-Dealer Subsidiary or Investment Advisor Subsidiary has received any notification from any applicable regulatory authority to the effect that any additional Approvals from such regulatory authority are needed to be obtained by such subsidiary in any case where it could be reasonably expected that (x) such Broker-Dealer Subsidiary or Investment Advisor Subsidiary would in fact be required either to obtain any such additional Approvals or cease or otherwise limit engaging in certain business and (y) the failure to have such Approvals or limiting such business would have a Material Adverse Effect;

                  (x) To such counsel's knowledge and other than as set forth in the Final Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or to which any property of the Company or any of its Significant Subsidiaries is subject, challenging the transactions contemplated by this Agreement or which, if determined adversely to the Company or any of its Significant Subsidiaries, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and, to such counsel's knowledge and other than as described or contemplated in the Final Prospectus, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                  (xi) Neither the Company nor any Significant Subsidiary is an "investment company" required to be registered under the Investment Company Act, although certain separate accounts of MetLife and its subsidiaries are required to register as investment companies under the Investment Company Act;

                  (xii) The issue and sale of the Securities and the execution and delivery by the Company of and the compliance by the Company with all of the provisions of the Securities, the applicable Securities Agreements, this Agreement and the applicable Pricing Agreements, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument listed as an exhibit to the Registration Statement or any other indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which, to the knowledge of such counsel, the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, or which affects the validity, performance or consummation of the transactions contemplated by this Agreement, except for such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect and would not adversely affect the validity or performance of this Agreement, the applicable Pricing Agreements, the applicable Securities Agreements and the Securities; nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or any Significant Subsidiary or any statute or any order, rule or regulation of any court or insurance regulatory authority or other governmental agency or body having jurisdiction over the Company, any of its Significant Subsidiaries or any of their respective properties; provided, that no opinion need be given with respect to (i) the Act, the Exchange Act, the Trust Indenture Act, the rules and regulations issued pursuant to each such act, or any order, rule or regulation made or established by the NASD, or (ii) any state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

                  (xiii) The Company and each Significant Subsidiary has made all filings, qualifications or registrations required to be made pursuant to, and has obtained all consents, approvals, licenses, authorizations or validations required to be obtained under any law or regulation of the United States or any state thereof for the issuance and sale by the Company of the Securities, the compliance by the Company with all provisions of this Agreement, the applicable Pricing Agreements, the applicable Securities Agreements and the Securities, and the consummation of the transactions herein and therein contemplated, except for such filings, qualifications, registrations, consents, approvals, licenses, authorizations or validations (i) as may be required under state securities, insurance securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, or (ii) individually or in the aggregate, as would not affect the validity, performance of, or adversely affect the consummation of, the transactions contemplated by this Agreement, the applicable Securities Agreements, the applicable Pricing Agreements and the Securities or would not have a Material Adverse Effect;

                  (xiv) To such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

                  (xv) The statements set forth in the Final Prospectus under the captions "Description of Debt Securities" and "Description of the Senior Notes", insofar as they purport to constitute a summary of the terms of the Securities, under the caption "Underwriting", and under the captions "Business - Regulation", "Business - Competition" and "Legal Proceedings", which have been incorporated therein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2000, as updated by the Final Prospectus, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;

                  (xvi) Each of the documents filed by the Company pursuant to the Exchange Act, and incorporated by reference into the Registration Statement and the Final Prospectus as of the date hereof, when it was filed, complied in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, except that such counsel need not express any opinion as to the financial statements and related notes and schedules and other financial data included or incorporated by reference therein or excluded therefrom;

                  (xvii) The Registration Statement, at the time it became effective, and the Final Prospectus, as of its date, complied in all material respects with the requirements of the Act and the general rules and regulations thereunder, except that in each case such counsel need not express any opinion as to the financial statements and schedules and other financial data included or incorporated by reference therein or excluded therefrom, and, except to the extent expressly stated in paragraph (xv), such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Final Prospectus;

                  (xviii) The Registration Statement has been declared effective by the Commission under the Act, and the Final Prospectus has been filed with the Commission in accordance with Rule 424(b) under the Act;

                  (xix) When the Securities have been authenticated and delivered by the Trustee in accordance with the terms of the applicable Securities Agreements and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement and the applicable Pricing Agreements, (a) the Securities will constitute the valid and legally binding obligations of the Company, entitled to the benefits of the applicable Securities Agreements, and will be enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally and
         (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (b) the Securities will be substantially in the form contemplated by the applicable Securities Agreements, and the Securities and the applicable Securities Agreements conform to the descriptions thereof in the Final Prospectus; and

                  (xx) The applicable Securities Agreements constitute valid and legally binding agreements of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally and
         (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and the Indenture has been duly qualified under the Trust Indenture Act.

         Such counsel shall also state that while he has not himself checked the accuracy and completeness of, or otherwise verified, and is not passing upon and assumes no responsibility for, the accuracy or completeness of the statements contained in the Registration Statement or the Final Prospectus except to the limited extent stated in clauses (iv) and (xv) of this Section 6(c), no facts have come to the attention of such counsel which have led such counsel to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Closing Date (other than the financial statements and schedules and other financial information contained therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date and as of such Closing Date, the Final Prospectus or any further amendment or supplement thereto made by the Company prior to such Closing Date (other than the financial statements and schedules and other financial information contained therein, as to which such counsel need express no opinion) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and such counsel does not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Final Prospectus which are not filed or described as required.

         In rendering such opinion, such counsel may state that such counsel is admitted to practice law in the State of New York and that he expresses no opinion as to the laws of any jurisdiction other than the United States, the State of New York and the DGCL; and such counsel shall be entitled to rely in respect of the above opinions upon opinions of local or in-house counsel of the Company or its subsidiaries and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that such counsel believes that both the Underwriters and such counsel are justified in relying upon such opinions and certificates.

                  (d) The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request;

                  (e) On the date of the Final Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and at the Closing Date for the applicable Securities, Deloitte & Touche LLP shall have furnished to the Representatives a letter, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you, confirming that they are independent public accountants with respect to the Company and the Company's subsidiaries within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder, and further to the effect set forth in Annex III hereto;

                  (f) The Representatives shall have received from Deloitte & Touche LLP (and furnished to you in form and substance satisfactory to you) a review report with respect to "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company", as set forth in the Company's most recent reports on Forms 10-K and 10-Q, respectively, in accordance with Statement on Standards for Attestation Engagement No. 8 issued by the Auditing Standards Board of the American Institute of Certified Public Accountants;

                  (g) Neither the Company nor any Significant Subsidiary shall have sustained (i) since the date of the latest audited financial statements included or incorporated by reference in the Final Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Final Prospectus, and (ii) since the respective dates as of which information is given in the Final Prospectus, there shall not have been any change in the surplus of MetLife or the capital stock of the Company or any increase in the long-term debt of the Company and its respective subsidiaries considered as a whole, or any change, or any development involving a prospective change, in or affecting the business, financial position, stockholders' equity or results of operations of the Company and the Significant Subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Final Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the applicable Securities on the terms and in the manner contemplated in the Final Prospectus;

                  (h) On or after the date of the Pricing Agreement relating to the applicable Securities (i) no downgrading shall have occurred in the rating accorded the debt securities of the Company or any Significant Subsidiary or the financial strength or claims paying ability of the Company or any of its Significant Subsidiaries by A.M. Best & Co. or any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt security or the financial strength or the claims paying ability of the Company or any Significant Subsidiary, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the applicable Securities on the terms and in the manner contemplated in the Final Prospectus;

                  (i) On or after the date of the Pricing Agreement relating to the applicable Securities there shall not have occurred any of the following:
(i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable judgment of the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the applicable Securities, whether in the primary market or in respect of dealings in the secondary market; (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (iii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iv) a suspension or material limitation in clearing and/or settlement in securities generally; (v) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (vi) the material outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war (including without limitation as a result of an act of terrorism) if the effect of any such event specified in this clause (vi) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Final Prospectus;

                  (j) The Company shall have complied with any request by the Representatives with respect to the furnishing of copies of the Final Prospectus in compliance with the provisions of Section 4(c) hereof;

                  (k) At the Closing Date, the Representatives shall have received a certificate of the Company, dated as of the Closing Date, to the effect that (i) the representations and warranties of the Company contained in
Section 1 hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Date and (ii) the Company has complied in all respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Date;

                  (l) The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities hereunder; and

                  (m) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, shall have furnished to the Underwriters their written opinion, dated such Closing Date, in form and substance reasonably satisfactory to the Underwriters, that the discussion contained in the Final Prospectus under the caption "Certain U.S. Federal Income Tax Consequences to Non-United States Persons" constitutes in all material respects (subject to the limitations and qualifications set forth therein) a fair and accurate summary of the material United States federal income tax consequences of the acquisition, ownership and disposition of the Securities by non-United States persons.

        7. Indemnification and Contribution.

                  (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Act or
Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement or any amendment or supplement (when considered together with the document to which such supplement relates) thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any Preliminary Prospectus, the Final Prospectus or any other prospectus relating to the Securities, or any amendment or supplement (when considered together with the document to which such supplement relates) thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Final Prospectus and any other prospectus relating to the Securities, or any such amendment or supplement(s) in reliance upon and in conformity with written information furnished to the Company by any Underwriter of the applicable Securities through the Representatives expressly for use in the Final Prospectus; provided, further, that the Company shall not be liable to any Underwriter under this
Section 7(a) with respect to any Preliminary Prospectus to the extent that a court of competent jurisdiction has found by final and nonappealable order that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Final Prospectus as then amended or supplemented (it being understood that if at the time of any such claim such Underwriter shall certify that it has sent or given the Final Prospectus as then amended or supplemented to any person making such claim at or prior to the written confirmation of such sale, it shall be presumed that such Final Prospectus has been so sent or given unless the Company shall have sustained the burden of proving, in a court of competent jurisdiction by a final and nonappealable order, that the facts are otherwise), if (i) such delivery to such person is required by Section 5 of the Act, (ii) the Company has furnished copies of such Final Prospectus as amended or supplemented to such Underwriter a reasonable period of time prior to such Underwriter being required so to deliver such Final Prospectus as amended or supplemented and (iii) the untrue or alleged untrue statement or omission or alleged omission of material fact contained in the Preliminary Prospectus was corrected by such Final Prospectus as amended or supplemented.

                  (b) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, its directors and officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Final Prospectus and any other prospectus relating to the Securities, or any amendment or supplement (when considered together with the document to which such supplement relates) thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Final Prospectus and any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

                  (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; the omission so to notify the indemnifying party shall relieve it from any liability which it may have to any indemnified party under such subsection, to the extent the indemnifying party is actually prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party or any other indemnified party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnifying party and such indemnified party shall have mutually agreed to the contrary, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (iii) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and such indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No indemnifying party shall, without the prior written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

                  (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the applicable Securities to which any such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the applicable Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus relating to the applicable Securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection
(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of the applicable Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

                  (e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any

Underwriter within the meaning of the Act. The obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

         8. Defaulting Underwriters. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase under the Pricing Agreement relating to such Securities, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that the Representatives have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone the Closing Date for such Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Final Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Final Prospectus which in the opinion of the Representatives may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Securities.

                 (b) If, after giving effect to any arrangements for the purchase of the Securities of any defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of shares of such Securities or the aggregate principal amount of such Securities, as applicable, which remains unpurchased does not exceed one-eleventh of the aggregate number of shares of such Securities or the aggregate principal amount of the Securities, as applicable, to be purchased on such Closing Date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the aggregate number of shares of such Securities or the principal amount of Securities, as applicable, which such Underwriter agreed to purchase under the Pricing Agreement relating to such Securities and, in addition, to require each nondefaulting Underwriter to purchase its pro rata share (based on the aggregate number of shares of such Securities or the principal amount of Securities, as applicable, which such Underwriter agreed to purchase under such Pricing Agreement) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                  (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of shares of such Securities or the aggregate principal amount of such Securities, as applicable, which remains unpurchased exceeds one-eleventh of the aggregate number of shares of such Securities or the aggregate principal amount of such Securities, as applicable, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Securities shall thereupon terminate, without liability on the part of any nondefaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in
Section 5 hereof and the indemnity and contribution agreements in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         9. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the Company or any officer or director or controlling person of the Company and shall survive delivery of and payment for the Securities.

         10. Effect of Termination of Pricing Agreement or Nondelivery of Securities. If any Pricing Agreement shall be terminated pursuant to Section 8 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Securities covered by such Pricing Agreement except as provided in Section 5 and Section 7 hereof; but, if for any other reason, Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Securities, but the Company shall then be under no further liability to any Underwriter in respect of such Securities except as provided in Section 5 and Section 7 hereof.

         11. Reliance upon Representatives. In all dealings hereunder, the Representatives shall act on behalf of the Underwriters of Securities and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such of the Representatives, if any, as may be designated for such purpose in the applicable Pricing Agreements.

         12. Notices. All statements, requests, notices and agreements hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication; notices to the Representatives shall be directed to the address of the Representatives as set forth in the applicable Pricing Agreements with a copy to Debevoise & Plimpton, 919 Third Avenue, New York, New York 10022, attention of James C. Scoville, Esq.; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

         13. Successors and Assigns. This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, and, to the extent provided in Sections 7 and 9 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         14. GOVERNING LAW. THIS AGREEMENT AND EACH PRICING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         15. Consent to Jurisdiction. The Company agrees that any legal suit, action or proceeding against the Company brought by any Underwriter or by any person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or federal court in the Borough of Manhattan, The City of New York, New York, and, to the fullest extent permitted by applicable law, waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

         16. Offering Restrictions. Each of the Underwriters represents and agrees that it has not offered, sold or delivered and it will not offer, sell or deliver, directly or indirectly, any of the Securities, or distribute the Preliminary Prospectus, the Final Prospectus or any other offering material relating to the Securities, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on the Company, except as set forth in this Agreement and the applicable Pricing Agreement. In particular, each Underwriter severally represents and agrees as set forth in Annex IV to this Agreement.

         17. Counterparts. This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                                         Very truly yours,

                                         METLIFE, INC.


                                         By: /s/ Anthony J. Williamson
                                            -----------------------------------
                                              Name:  Anthony J. Williamson
                                              Title: Senior Vice President
                                                       and Treasurer


Accepted as of the date hereof
on behalf of each of the Underwriters:

BANC OF AMERICA SECURITIES LLC

By:  /s/ Lily Chang
     ------------------------------------
     Name:  Lily Chang
     Title: Principal


LEHMAN BROTHERS INC.

By:  /s/ Martin Goldberg
     ------------------------------------
     Name:  Martin Goldberg
     Title: Senior Vice President

                                                                         ANNEX I

                                PRICING AGREEMENT


[                            ]
As Representatives of the
several Underwriters
named in Schedule I hereto
  c/o [                      ]

Ladies and Gentlemen:

         MetLife, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein (this "Agreement") and in the Underwriting Agreement, dated ___________, 2001 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement, except that each representation and warranty which refers to the Final Prospectus in Section 1 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Final Prospectus (as therein defined) and also a representation and warranty as of the date of this Agreement in relation to the Final Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to the Underwriting Agreement and the address of the Representatives are set forth at the end of Schedule II hereto.

         An amendment to the Registration Statement, or a supplement to the Base Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of shares or the principal amount, as the case may be, of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

         If the foregoing is in accordance with your understanding, please sign and return to us ____ counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                        Very truly yours,

                                        METLIFE, INC.


                                        By:
                                           ------------------------------------
                                             Name:
                                             Title:


Accepted as of the date hereof
on behalf of each of the Underwriters:

By:
     ------------------------------------
     Name:
     Title:

                                   SCHEDULE I
                              TO PRICING AGREEMENT


                                                                                      NUMBER OF SHARES
                                                                                        OR PRINCIPAL
                                                                                          AMOUNT OF
                                                                                        SECURITIES TO
UNDERWRITERS                                                                            BE PURCHASED
------------                                                                            ------------

                                       .........................................
------------------------------------
                                       .........................................
------------------------------------
                                       .........................................
------------------------------------
                                       .........................................
------------------------------------

                                                                                     -----------------
Total                                                                                $
                                                                                     =================

                                   SCHEDULE II
                              TO PRICING AGREEMENT

Underwriting Agreement dated ______________, 2001

Registration Statement No. 333-___________________________

Title, Purchase Price and Description of Securities

         Title:

         Applicable Securities Agreement:

         Number or Aggregate Principal Amount:

         Price to the Public:

         Purchase Price by Underwriters (include accrued interest or amortization, if any):

         Sinking Fund Provisions:

         Redemption Provisions:

         Securities into which Convertible or Exchangeable:

         Maturity:

         Interest Rate:

         Interest Payment Dates:

         Liquidation Preferences:

         Dividends:

         Voting Rights:

         Other Provisions:

Closing Date, Time and Location:

Names and Addresses of Representatives:

         Designated Representatives:

         Address for Notices, etc.:

Underwriters:

Other Terms, if any: [over-allotment options] [description of particular tax, accounting or other unusual features of the Securities]

                                                                        ANNEX II

                            SIGNIFICANT SUBSIDIARIES

                    METROPOLITAN LIFE INSURANCE COMPANY (NY)

                      GENAMERICA FINANCIAL CORPORATION (MO)

                  GENERAL AMERICAN LIFE INSURANCE COMPANY (MO)

                 REINSURANCE GROUP OF AMERICA, INCORPORATED (MO)

                     NEW ENGLAND LIFE INSURANCE COMPANY (MA)

            METROPOLITAN PROPERTY AND CASUALTY INSURANCE COMPANY (RI)

                 STATE STREET RESEARCH & MANAGEMENT COMPANY (DE)

                                                                       ANNEX III

                             FORM OF COMFORT LETTER




November XX, 2001



[Address to underwriters]


Dear Sirs:

We have audited the consolidated balance sheets of MetLife, Inc. and subsidiaries (the "Company") as of December 31, 2000 and 1999, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000, and the related financial statement schedules, all included in the Company's annual report on Form 10-K for the year ended December 31, 2000 ("Form 10-K"), and incorporated by reference in Registration Statement No. 333-61282 on Form S-3 filed by the Company under the Securities Act of 1933 (the "Act"); our report with respect thereto is also incorporated by reference in that registration statement. The registration statement, as amended on May 30, 2001, is herein referred to as the registration statement. We have also reviewed (a) the unaudited interim condensed consolidated balance sheet of the Company as of September 30, 2001, the unaudited interim condensed consolidated statements of income for the three-month and nine-month periods ended September 30, 2001 and 2000, the unaudited interim condensed consolidated statements of cash flows for the nine-month periods ended September 30, 2001 and 2000, and the unaudited interim condensed consolidated statement of stockholders' equity for the nine-month period ended September 30, 2001 included in the Company's Form 10-Q for the quarter ended September 30, 2001 ("Third Quarter Form 10-Q") and incorporated by reference in the registration statement as indicated in our report dated November 6, 2001; (b) the Company's Management's Discussion and Analysis for the year ended December 31, 2000, included in the Company's Form 10-K, as indicated in our report dated August 7, 2001 and; (c) the Company's Management's Discussion and Analysis for the three-month and nine-month periods ended September 30, 2001 and 2000 included in the Company's Third Quarter Form 10-Q, as indicated in our report dated November XX, 2001; our reports with respect thereto are attached.

In connection with the registration statement --

1. We are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission ("SEC").

                                     III-1

2. In our opinion, the consolidated financial statements and financial statement schedules audited by us and incorporated by reference in the registration statement comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934, and the related rules and regulations adopted by the SEC.

3. We have not audited any consolidated financial statements of the Company as of any date or for any period subsequent to December 31, 2000; although we have conducted an audit for the year ended December 31, 2000, the purpose (and therefore the scope) of the audit was to enable us to express our opinion on the consolidated financial statements as of December 31, 2000, and for the year ended, but not on the consolidated financial statements for any interim period within that year. Therefore, we are unable to and do not express any opinion on: (a) the unaudited interim condensed consolidated balance sheet as of March 31, 2001, the related unaudited interim condensed consolidated statements of income and cash flows for the three-month periods ended March 31, 2001 and 2000, and the unaudited interim condensed consolidated statement of stockholders' equity for the three-month period ended March 31, 2001 included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2001; (b) the unaudited interim condensed consolidated balance sheet as of June 30, 2001, the related unaudited interim condensed consolidated statements of income for the three-month and six-month periods ended June 30, 2001 and 2000, the unaudited interim condensed consolidated statements of cash flows for the six-month periods ended June 30, 2001 and 2000, and the unaudited interim condensed consolidated statement of stockholders' equity for the six-month period ended June 30, 2001 included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2001; (c) the unaudited interim condensed consolidated balance sheet as of September 30, 2001, the unaudited interim condensed consolidated statements of income for the three-month and nine-month periods ended September 30, 2001 and 2000, the unaudited interim condensed consolidated statements of cash flows for the nine-month periods ended September 30, 2001 and 2000, and the unaudited interim condensed consolidated statement of stockholders' equity for the nine-month period ended September 30, 2001, included in the Company's Third Quarter Form 10-Q, incorporated by reference in the registration statement; or (d) on the consolidated financial position, consolidated results of operations, or consolidated cash flows as of any date or for any period subsequent to December 31, 2000.


                                     III-2

4. For purposes of this letter we have read the 2001 minutes of meetings of MetLife, Inc.'s stockholders, board of directors, executive committee, audit committee, compensation committee, corporate social responsibility committee and the nominating and corporate governance committee as set forth in the minute books at November XX, 2001, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein and have carried out other procedures to November XX, 2001, (our work did not extend to the period from November XX, 2001 to November XX, 2001) with respect to the three-month and nine-month periods ended September 30, 2001 and 2000. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited interim condensed consolidated balance sheet as of September 30, 2001, the related unaudited interim condensed consolidated statements of income for the three-month and nine-month periods ended September 30, 2001 and 2000, the unaudited interim condensed consolidated statements of cash flows for the nine-month periods ended September 30, 2001 and 2000 and the unaudited interim condensed consolidated statement of stockholders' equity for the nine-month period ended September 30, 2001, incorporated by reference in the registration statement, comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934 as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

The foregoing procedures do not constitute an audit of financial statements conducted in accordance with auditing standards generally accepted in the United States of America. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations regarding the sufficiency of the foregoing procedures for your purposes.

5. Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that the unaudited interim condensed consolidated financial statements described in item 4 do not comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934 as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

6. Company officials have advised us that no consolidated financial statements as of any date or for any period subsequent to September 30, 2001, are available; accordingly, the procedures carried out by us with respect to changes in consolidated financial statement items after September 30, 2001, have, of necessity, been even more limited than those with respect to the periods referred to in item 4. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether (a) at November XX, 2001, there was any change in the capital stock, increase in long-term debt or any decreases in consolidated assets or stockholders' equity of the consolidated companies as compared with amounts shown in the September 30, 2001, unaudited interim condensed consolidated balance sheet incorporated by reference in the registration statement or (b) for the period from October 1, 2001 to November 16, 2001, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues or in the total or per-share amounts of net income. On the basis of these inquiries and our reading of the minutes as described in item 4, nothing came to our attention that caused us to believe that there was any such change, increase,



                                     III-3
      or decrease, except in all instances for changes, increases, or decreases that the registration statement discloses have occurred or may occur.

7. For purposes of this letter, we have also read the items identified by you on the attached copy of Form 10-K, Form 8-K dated November 6, 2001, the Prospectus Supplement to the registration statement dated November 19, 2001 and Proxy Statement for the Annual Meeting of Shareholders held on April 24, 2001, and have performed the following procedures, which were applied as indicated with respect to the symbols explained below --

                              [SYMBOLS TO BE ADDED]


8. It should be noted that we make no representation regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in the preceding paragraph; also, such procedures would not necessarily reveal any material misstatements of the amounts or percentages listed above. Further, we have addressed ourselves solely to the foregoing data as set forth in the registration statement and make no representations regarding the adequacy of disclosures or regarding whether any material facts have been omitted.

9. This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the registration statement, and it is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the registration statement or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the registration statement.

      Yours truly,


                                     III-4

                                                                        ANNEX IV

                              OFFERING RESTRICTIONS

         Each Underwriter has severally represented and agreed specifically that: (a) with respect to Securities which have a maturity of one year or more, it and each of its affiliates have not offered or sold and will not offer or sell any such Securities to persons in the United Kingdom prior to the expiry of the period of six months from the issue date of such Securities except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (b) it and each of its affiliates have complied and will comply with all applicable provisions of the Financial Services Act 1986 (the "Act") (and after they come into force, all applicable provisions of the Financial Services and Markets Act 2000 (the "FSMA")) with respect to anything done by it in relation to such Securities in, from or otherwise involving the United Kingdom; and (c) it and each of its affiliates have only issued or passed on and will only issue or pass on, in the United Kingdom, before the repeal of Section 57 of the Act, any document received by it in connection with the issue of such Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on. After the repeal of Section 57 of the Act, it and each of its affiliates will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of such Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company.

NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

         The distribution of the Securities in Canada is being made only on a private placement basis exempt from the requirement that the Company prepare and file a prospectus with the securities regulatory authorities in each province where trades of Securities are made. Any resale of the Securities in Canada must be made under applicable securities laws, which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the Securities.

Representations of Purchasers

         By purchasing Securities in Canada and accepting a purchase confirmation, a purchaser is representing to the Company and the dealer from whom the purchase confirmation is received that:

              - the purchaser (and any ultimate purchaser for which such purchaser is acting as agent) is entitled under applicable provincial securities laws to purchase the Securities without the benefit of a prospectus qualified under those securities laws and, in the case of purchasers in provinces other than Ontario, without the services of a dealer registered under such securities laws;

              - where required by law, the purchaser is purchasing as principal and not as agent;

              - the purchaser has reviewed the text above under "Resale Restrictions ";

              - if the purchaser is resident in Ontario and is purchasing from a fully registered dealer, (a) the purchaser is purchasing Securities with the benefit of the prospectus exemption provided by Section 72(1)(a), 72(1)(c) or 72(1)(d) of the Ontario Securities Act or (b) the purchaser is a "portfolio adviser" within the meaning of Ontario Securities Commission

                  Rule 45-504 ("Rule 45-504") and is purchasing Securities on behalf of a "managed account" within the meaning of Rule 45-504;

              - if the purchaser is resident in British Columbia, the purchaser is not an individual and is purchasing as principal (if deemed by the British Columbia Securities Act to be purchasing as principal) and is purchasing the Securities with the benefit of the prospectus exemption provided by Section 74(2)(1), 74(2)(3), or 74(2)(4) of the British Columbia
                  Securities Act; and

              - if the purchaser is a company, the purchaser was not established solely for the purpose of acquiring Securities in reliance on an exemption from applicable prospectus requirements.

Rights of Action (Ontario Purchasers)

         The Securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by Ontario securities law. As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the United States federal securities laws. Prospective purchasers are advised to consult their own legal advisers as to which, or whether any, of such rights may be available to them.

Enforcement of Legal Rights

         All of the Company's directors and officers, as well as the experts named in the Final Prospectus, may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon the Company or such persons. All or a substantial portion of the Company's assets and such persons may be located outside Canada and, as a result, it may not be possible to satisfy a judgment against the Company or such persons in Canada or to enforce a judgment obtained in Canadian courts against the Company or persons outside of Canada.

Notice to British Columbia Residents

         A purchaser of Securities to whom the Securities Act (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission an initial trade report within ten days of the sale of any Securities acquired by such purchaser in this offering. The report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #95/17, a copy of which may be obtained from the Company. Only one report must be filed for Securities acquired on the same date and under the same prospectus exemption.

Taxation and Eligibility for Investment

         Canadian purchasers of Securities should consult their own legal and tax advisors with respect to the tax consequences of an investment in the Securities in their particular circumstances and about the eligibility of the Securities for investment by the purchaser under relevant Canadian legislation.


                                      IV-2